CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Standard Resources Inc. of our report dated February 20, 2014 relating to the consolidated financial statements and the effectiveness of the internal control over financial reporting, which appears in Silver Standard Resources Inc.’s Annual Report on Form 40-F for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
May 20, 2014